Exhibit 5.1

Hogan Lovells US LLP 1735 Market Street, Floor 23 Philadelphia, PA 19103 T +1 267 675 4600 F +1 267 675 4601 www.hoganlovells.com

April 20, 2023

Board of Directors

Phio Pharmaceuticals Corp.

257 Simarano Drive, Suite 101

Marlborough, MA 01752

Ladies and Gentlemen:

We are acting as counsel to Phio Pharmaceuticals Corp., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (File No. 333-256100) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the public offering of up to (i) 353,983 shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company (the “Shares”) to be sold by the Company pursuant to the Securities Purchase Agreement, dated as of April 18, 2023 (the “Agreement”), by and among the Company and the purchasers named therein (the “Purchasers”), as described in the prospectus, dated May 21, 2021 (the “Registration Statement Prospectus”), which forms a part of the Registration Statement, as supplemented by the Prospectus Supplement, dated April 18, 2023 (together with the Registration Statement Prospectus, the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:  Alicante  Amsterdam  Baltimore  Beijing  Birmingham  Boston  Brussels  Colorado Springs  Denver  Dubai  Dusseldorf  Frankfurt  Hamburg  Hanoi  Ho Chi Minh City  Hong Kong  Houston  Johannesburg  London  Los Angeles  Luxembourg  Madrid  Mexico City  Miami  Milan  Minneapolis  Monterrey  Munich  New York  Northern Virginia  Paris  Perth  Philadelphia  Rome  San Francisco  São Paulo  Shanghai  Silicon Valley  Singapore  Sydney  Tokyo  Warsaw  Washington, D.C.   Associated Offices:  Budapest  Jakarta  Riyadh  Shanghai FTZ  Ulaanbaatar.   Business Service Centers:  Johannesburg  Louisville.   Legal Services Center:  Berlin.  For more information see www.hoganlovells.com

Phio Pharmaceuticals Corp.	- 2 -	April 20, 2023

Following (i) issuance of the Shares pursuant to the terms of the Agreement and (ii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP